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                                                                     EXHIBIT 5.1


                         [LETTERHEAD OF TROY & GOULD]


                               February 3, 1997


                                                                 File No. FOU8-1


Four Media Company
2813 W. Alameda Avenue
Burbank, California 91505

     Re:  Registration Statement on Form S-1
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Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") of Four Media Company (the "Company"), exhibits filed in connection therewith, and the form of prospectus related thereto, which you have filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 5,700,000 shares of Common Stock, $.01 par value ("Common Stock"), of which 3,491,784 shares are to be issued and sold by the Company (the "New Shares") and 2,208,216 shares (the "Outstanding Shares") are to be sold by the sole stockholder of the Company, and up to an additional 855,000 shares are to be sold by the Company upon the exercise of the underwriters' over-allotment option (together with the New Shares, the "Aggregate New Shares").

     For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material factual matters contained therein which were not independently established.

                                  EXHIBIT 5.1

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[LETTERHEAD OF TROY & GOULD]

Four Media Company
February 3, 1997
Page 2


     Based on the foregoing, it is our opinion that, subject to effectiveness with the SEC (such Registration Statement as finally declared effective and the form of Prospectus filed pursuant to Rule 424(b) under the Securities Act being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) and to registration or qualification under the securities laws of the states in which securities may be sold,

         1. the Aggregate New Shares are duly and validly authorized and, upon the sale and issuance thereof in the manner referred to in the Registration Statement, and upon payment therefor, will constitute legally issued, fully paid and nonassessable shares of the Common Stock of the Company; and

         2. the Outstanding Shares are legally issued, duly and validly authorized and constitute fully paid and nonassessable shares of the Common Stock of the Company.

     We consent to the use of our name under the caption "Legal Matters" in the Prospectus and the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of said act.

                                       Very truly yours,



                                       /s/ TROY & GOULD P.C.
                                       -----------------------------------
                                       TROY & GOULD
                                       Professional Corporation


                                  EXHIBIT 5.1